UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 1, 2009

TRILLIANT EXPLORATION CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-138332	20-0936313
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

0001378948
(Central Index Key Classification)

545 Eighth Avenue, Suite 401
New York, NY 10018
(Address of principal executive offices, including zip code)

212-560-5195
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 1, 2009, pursuant to a Subscription Agreement, which is filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the United States Securities and Exchange Commission on July 9, 2009, Trilliant Diamonds purchased 10,000,000 ordinary shares of the capital stock of Global Diamond Resources PLC (“Global Diamond”), which, after issuance, accounted for 3.2% of the total outstanding capital shares of Global Diamond, at a purchase price of £0.15 per share for a total purchase price of One Million Five Hundred Thousand Pounds Sterling (£1,500,000).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILLIANT EXPLORATION CORPORATION

Date: September 30, 2009	By:	/s/ William R. Lieberman
	Name:	William R. Lieberman
	Title:	President